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                                                                     Exhibit 3.2
                                  AMENDMENT TO
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                               LOCAL FIBER, L.L.C.



         THIS AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") of Local Fiber, L.L.C., a New York limited liability company (the "Company"), is entered into and shall be effective as of November 13, 1997, by and among the Company and the members executing this Amendment. Capitalized terms used without definitions herein have the respective meaning set forth in the Operating Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Management Board desires to amend the Limited Liability Company Operating Agreement of Local Fiber, L.L.C., dated as of March 22, 1996, by and among the Company and the persons referenced therein (the "Operating Agreement"), to add FiberNet Telecom, Inc., a Delaware corporation ("FiberNet") as a party thereto and to acknowledge that SMFS, Inc., LTJ Group, Inc. and LPS Consultants, Inc. (collectively, the "Members") are no longer members of the Company and have no further rights or obligations under the Operating Agreement;

         WHEREAS, the Members desire that Schedule A to the Operating Agreement be amended to reflect the change in ownership of the Company; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed as follows:

                                    ARTICLE I

         SECTION 1.1. ADDITION OF FIBERNET AS A PARTY. FiberNet by execution of this Amendment hereby agrees to be bound by the terms and conditions of the Operating Agreement as a member and agrees to be subject to the provisions of the Operating
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Agreement applicable to members as though originally a signatory and party to the Operating Agreement.

         SECTION 1.2. CONSENT TO TRANSFER OF MEMBERS' INTERESTS. Pursuant to the Contribution Agreement dated as of November 13, 1997 by and among the signatories listed thereto, the Members hereby consent to the transfer of all of their respective membership interests in the Company to FiberNet Telecom, Inc.

         SECTION 1.3. AMENDMENT TO SCHEDULE A. Schedule A to the Operating Agreement is hereby amended and restated as of the effective date of this Amendment to read in its entirety as Schedule A attached hereto.

                                   ARTICLE II

         SECTION 2.1. RELATION TO THE OPERATING AGREEMENT. The provisions of this Amendment shall be deemed to be effective as of November 13, 1997 or immediately upon the execution and delivery hereof. This Amendment and all the terms and provisions herein contained shall form a part of the Operating Agreement as fully and with the same effect as if all such terms and provisions had been set forth in the Operating Agreement. The Operating Agreement shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as amended by this Amendment, and the Operating Agreement and this Amendment shall be read, taken and construed together as one instrument.


                           [Intentionally Left Blank]
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         IN WITNESS WHEREOF, the persons signing this Amendment below conclusively evidence their agreement to the terms and conditions of the Operating Agreement by so signing here.

CLASS A MEMBERS

FIBERNET TELECOM, INC.


By:/s/John J. Marchaesi
  --------------------------------
Name: John J. Marchaesi
Title: VP Finance

SMFS, INC.

By:/s/ Santo Petrocelli
  --------------------------------
Name: Santo Petrocelli
Title: President

LTJ GROUP, INC.

By:/s/ J. A. Tortoretti
  --------------------------------
Name: J.A. Tortoretti
Title: President

LPS CONSULTANTS, INC.

By:/s/ Lawrence S. Polan
  --------------------------------
Name: Lawrence S. Polan
Title:   President

CLASS B MEMBER

NATIONAL FIBER NETWORK, INC.

By:
  --------------------------------
Name:
Title:
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                                   SCHEDULE A

                                 CLASS A MEMBERS

         NAME AND ADDRESS                              PERCENTAGE INTEREST

         FiberNet Telecom, Inc.                                 90%
         121 Erie Canal Drive, Suite A
         Rochester, New York 14626


                                 CLASS B MEMBERS


         NAME AND ADDRESS                              PERCENTAGE INTEREST

         NFN, Inc.                                             10%
         60 Hudson Street
         New York, New York 10013